Exhibit 3.87

BYLAWS

OF

HEALTHSOUTH OF NEW MEXICO, INC.

ARTICLE I

OFFICES

Section 1.1. Location. The address of the registered office of the Corporation in the State of New Mexico and the name of the registered agent at such address shall be as specified in the Articles of Incorporation or, if subsequently changed, as specified in the most recent statement of change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of New Mexico as the Board of Directors may from time to time designate or the business of the Corporation may require.

Section 1.2. Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation’s registered office in the State of New Mexico and the Board of Directors may make, revoke or change the designation of the registered agent.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of New Mexico as the Board of Directors may fix by resolution or as is set forth in the notice of the meeting. In the event that the Board of Directors shall not otherwise fix the time, date and place of meeting, the annual meeting shall be held at the registered office of the Corporation at 11:00 a.m. on the third Thursday of April of each year, commencing with the year 1986, but if such a date is a legal holiday, then on the next succeeding business day.

Section 2.2. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called at any time by the Chairman of the Board, by the President, by the Board of Directors or by not less than one-tenth of all the shareholders entitled to vote at the meeting. Special meetings of shareholders shall be held at such time and such place, within or without the State of New Mexico, as shall be designated in the notice of meeting.

Section 2.3. List of Shareholders Entitled to Vote. The officer or agent who has charge of the stock transfer books for shares of the Corporation shall make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be kept on file at the registered office of the Corporation and shall be subject to the examination of any shareholder, during usual business hours, for a period of at least ten days prior to the meeting. The list also shall be produced and kept open at the time and place of the meeting, and may be inspected by any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer books or to vote at any meeting of the shareholders.

Section 2.4. Notice of Meetings. Written notice of each annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered at least ten but not more than fifty days before the date of such meeting, either personally or by mail, at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such shareholder at his address as the same appears on the stock transfer books of the Corporation.

Section 2.5. Quorum. A majority of shares entitled to vote, unless otherwise required by law or by the Articles of Incorporation, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. A quorum, once attained at a meeting shall be deemed to continue until adjournment notwithstanding the voluntary withdrawal of enough shares to leave less than a quorum.

Section 2.6. Voting. At any meeting of shareholders, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at such meeting, unless the Articles of Incorporation provide for more or less than one vote for any share, on any matter, in which case every reference in these Bylaws to a majority or other proportion of shares shall refer to such majority or other proportion of the votes entitled to be cast. The Articles of Incorporation may grant, either absolutely or conditionally to the holders of bonds, debentures or other obligations of the Corporation the power to vote on specified matters, including election of Directors, and this right shall not be terminated except upon written consent of the holders of a majority in aggregate face amount of the bonds or debentures.

A shareholder may vote either in person or by proxy executed in writing by the shareholders or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

The Board of Directors, the Chairman of the Board, the President, or the person presiding at a meeting of shareholders may appoint one or more persons to act as inspectors of voting at any meeting with respect to any matter to be submitted to a vote of shareholders at such meeting, with such powers and duties, not inconsistent with applicable law, as may be appropriate.

Section 2.7. Action by Consent of Shareholders. Any action by the shareholders at a meeting thereof, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent has the same effect as a unanimous vote of shareholders, and may be stated as such in any articles or document filed with the State Corporation Commission as required or permitted by law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. General Powers. All corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors except as may be otherwise provided by law or the Articles of Corporation.

Section 3.2. Number and Election of Directors. The number of Directors shall consist of one or more members. The number of Directors shall be fixed by, or in the manner provided in the Articles of Incorporation or these Bylaws, except as to the number constituting the initial Board of Directors, which number shall be fixed by the Articles of Incorporation. The number of Directors may be increased or decreased from time to time by resolution proposed and adopted by the Board of Directors, or by amendment to the Articles of Incorporation or these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. If the number of Directors is not fixed by, or in the manner provided in, these Bylaws or the Articles of Incorporation, the number shall be the same as the number of Directors constituting the initial Board of Directors. Such persons shall hold office until the first annual meeting of shareholders, and until their successors have been elected and qualified. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect Directors to hold office until the next succeeding annual meeting, except in case of the classification of Directors as permitted by law. Each Director shall hold office for the term for which he is elected and until his successor has been elected and qualified.

Section 3.3. Qualification. Directors need not be residents of New Mexico or shareholders of the Corporation unless the Articles of Incorporation or these Bylaws so require.

Section 3.4. Term. Each Director shall hold office until his successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

Section 3.5. Removal. At a meeting of the shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote in an election of Directors, except as otherwise provided by applicable law.

Section 3.6. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 3.7. Quorum and Voting. A majority of the number of Directors shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation or these Bylaws. A quorum, once attained at a meeting, shall be deemed to continue until adjournment notwithstanding the voluntary withdrawal of enough Directors to leave less than a quorum.

Unless the Articles of Incorporation or these Bylaws provide otherwise, members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles of Incorporation or these Bylaws shall require a vote of a greater number.

Section 3.8. Place and Notice of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of New Mexico. Regular or special meetings of the Board of Directors may be held without notice. Attendance of a Director at a meeting constitutes a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice unless required by these Bylaws or otherwise by law.

Section 3.9. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Articles of Incorporation or these Bylaws, as the Board of Directors may deem proper. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principle place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes of the Corporation may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 3.10. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members an executive committee and one or more committees each of which, to the extent provided in the resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, except as limited or proscribed by law or these Bylaws.

Except as hereinafter provided, vacancies in membership of any committee shall be filled by the vote of a majority of the full Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee (and his alternate appointed pursuant to the immediately preceding sentence, if any), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the full Board of Directors, subject, however, to removal at any time by the vote of a majority of the full Board of Directors.

Section 3.11. Powers and Duties of Committees. Any committee, to the extent provided in the resolution creating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority to declare dividends or authorize distributions, approve or recommend to shareholders actions or proposals required by law to be approved by shareholders, designate candidates for the office of Director, for purposes of proxy solicitation or otherwise, or fill vacancies on the Board of Directors or any committee thereof, amend these Bylaws, approve a plan of merger not requiring shareholder approval, authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors, or authorize or approve the issuance or sale of shares of stock except as prescribed by law.

Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these Bylaws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.12. Compensation of Directors. The Board of Directors may fix the compensation of Directors unless otherwise provided in the Articles of Incorporation.

Section 3.13. Action Without Meeting. Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required by law to be taken at a meeting of the Directors of the Corporation, or any action which may be taken at a meeting of the Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or all the members of the Committee, as the case may be. The consent shall have the same effect as a unanimous vote.

ARTICLE IV

OFFICERS

Section 4.1. Officers. The officers of the Corporation shall consist of a Chairman of the Board, President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at the time and in the manner prescribed by these Bylaws. Other officers and assistant officers and agents deemed necessary may be elected or appointed by the Board of Directors or chosen in the manner prescribed by these Bylaws. Any two or more offices may be held by the same person, except the offices of President and Secretary. All officers and agents of the Corporation, as between themselves and the Corporation, shall have the authority and perform the duties in the management of the Corporation as provided in these Bylaws, or as determined by resolution of the Board of Directors not inconsistent with the Bylaws.

Section 4.2. Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at such annual meeting of the Board of Directors. If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

Section 4.3. Removal of Officers. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4.5. President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors at which he is present. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation and shall be responsible for carrying out the policies and objectives established by the Board of Directors. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4.6. Vice President. In the absence or disability of the President or if the office of President be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of

Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his title as the Board of Directors may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.7. Secretary. The Secretary shall act as Secretary of all meetings of shareholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.8. Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The

Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.9. Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may determine.

ARTICLE V

CAPITAL STOCK

Section 5.1. Issuance of Certificates of Stock. Subject to any restrictions in the Articles of Incorporation, shares may be issued for such consideration as shall be authorized by the Board of Directors establishing a price (in money or other consideration) or a minimum price or general formula or method by which the price will be determined. Upon authorization by the Board of Directors, the Corporation may issue its own shares in exchange for or in conversion of its outstanding shares, or distribute its own shares, pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate stock dividends or splits, and any such transaction shall not require consideration; provided, that no such issuance of shares of any class or series shell be made to the holders of shares of any other class or series unless it is either expressly provided for in the Articles of Incorporation, or is authorized by an affirmative vote or written consent of the holders of at least a majority of the outstanding shares of the class or series in which the distribution is to be made. No certificate shall be issued for any share until the consideration established for its issuance is fully paid. Each shareholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, but every certificate shall state on its face that the Corporation is organized under the laws of the State of New Mexico, the name of the person to whom issued, and the number and class of shares, and the designation of the series, if any, which the certificate represents.

Section 5.2. Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Secretary or Assistant Secretary, the Treasurer or Assistant Treasurer, and may be sealed with the Seal of the Corporation or a facsimile thereof. Any of or all the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.

Section 5.3. Stock Transfer Book. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been cancelled the dates of cancellation thereof.

The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock transfer book as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 5.4. Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Articles of Incorporation or these Bylaws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

Section 5.5. Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.

Section 5.6. Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been cancelled.

Section 5.7. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the

Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, the books shall be closed for at least ten days immediately preceding the meeting. In lieu of closing the stock transfer books, the Bylaws, or in the absence of an applicable Bylaw, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, the date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholder has been made as provided in this section, the determination shall apply to any adjournment thereof.

ARTICLE VI

INDEMNIFICATION

Section 6.1. Indemnification. The Corporation shall, to the full extent permitted by applicable law or as limited by the Articles of Incorporation, indemnify any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was a Director, officer, employee or agent of the Corporation.

The indemnification authorized by applicable law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Bylaws, an agreement, a resolution of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Any indemnification of a Director in accordance with applicable law, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders’ meeting.

Section 6.2. Indemnification Insurance. The Corporation shall have power to purchase and maintain insurance or furnish similar protection, including but not limited to providing a trust fund, a letter of credit or self-insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation or nonprofit corporation, cooperative, partnership, joint venture, trust, other incorporated or unincorporated enterprise or employee benefit plan or trust, against any liability asserted against and incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of applicable law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Corporate Seal. The Corporation has the power to have a corporate seal which may be altered at pleasure, and to use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced, but failure to have or affix the corporate seal does not affect the validity of any instrument, or any action taken in pursuance thereof or reliance thereon.

Section 7.2. Fiscal Year. The fiscal year of the Corporation shall be from first day of January to the 31st day of December, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.

Section 7.3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director of the Corporation under any provision of law, the Articles of Incorporate, or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.4. Execution of Instruments, Contracts, Etc.

(a) All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by the President or such other officer or officers or person or persons, as the Board of Directors may from time to time designate.

(b) Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

(c) All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority, may, if permitted by applicable law, be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

ARTICLE VIII

AMENDMENTS

Section 8.1. Amendment of Bylaws. The power to alter, amend or repeal these Bylaws or adopt new Bylaws shall be vested in the Board of Directors unless reserved to the shareholders by the Articles of Incorporation.

June 6, 1994

AMENDMENT TO BYLAWS

The Bylaws of the Corporation are hereby amended to provide that in addition to the seal of the corporation authorized by these Bylaws, the Secretary and any Assistant Secretary of the Corporation are authorized to use a seal which has the name “HRC Subsidiary” in place of the Corporation’s name and such alternative seal shall have the same force and effect as the seal otherwise authorized by these Bylaws.

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